FILED
                                                           1988 JUN 10 AM 11:20
                                                            Secretary of State
                                                          Tallahassee, Florida

                              Articles of Amendment
                                       To
                            Articles of Incorporation
                                       Of
                               Mergers R US, INC.

     The Articles of Incorporation of mergers R US, INC. ( the "Corporation" ), are hereby amended as follows:

     Articles Seventh shall be deleted in its entirety and the following Seventh shall be substituted in its place and stead:

          The Corporation shall indemnify, or advance expenses to, to the fullest extent authorized or permitted by Florida law, any person made, a party to any action, suit or proceeding by reason of the fact that he is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another Corporation. Unless otherwise expressly prohibited by the Florida General Corporation Act, and except as otherwise provided in the foregoing sentence, the Board of Directors of the Corporation shall have the sole and exclusive discretion, on such terms and conditions as it shall determine, to indemnify, or advance expenses to, any persons made, or threatened to be made, a party to any action, suit, or proceeding by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. No person falling within the purview of the foregoing sentence may apply for indemnification or advancement of expenses to any court of competent jurisdiction.

     The foregoing was adopted by the written consent of shareholders owning a majority of the issued and outstanding shares of common stock on May 26, 1988, pursuant to FLA. STAT. ss.607.394.

Dated:    As of May 26, 1988

                                                  /s/ Bradley W. Cassel
                                                  Bradley W. Cassel, President


                                                   /s/ Ernest A. Higgins
                                                   Ernest A. Higgins, Secretary

State of  Florida          )
                           )    SS:
County of Dade             )

     BEFORE ME, a notary public authorized to take acknowledgments in the State and County set above, personally appeared Bradley W. Cassel known to me to be the person who executed the forgoing Articles of Amendment to Articles of Incorporation, and he acknowledged before me that he executed those Articles of Amendment to the Articles of Incorporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, in the State and County aforesaid, this 31st day of May, 1988.


                                              /s/ Name unreadable
                                                   Notary Public
                                                  State of Florida at Large
                                                 My Commission Expires:
                                                Notary Public State of Florida
                                           My Commission Expires OCT. 15, 1990

State of Florida             )
                             )    SS:
County of  Palm Beach )

     BEFORE ME, a notary public authorized to take acknowledgments in the Sate and County set above, personally appeared Ernest A. Higgins, known to me and known by me to be the person who executed the foregoing Articles of Amendment to Articles of Incorporation, and he acknowledged before me that he executed those Articles Amendment to the Articles of Incorporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, in the State and County aforesaid, this 3rd day of June, 1988.

                                               /s/ Name unreadable
                                                    Notary Public
                                                State of Florida at Large
                                                 My Commission Expires:
                                              Notary Public State of Florida
                                              My Commission Exp. MAR. 24, 1991
                                              Bonded thru General INS. UND.

                              Articles of Amendment
                                       To
                            Articles of Incorporation
                                       Of
                               Mergers R US, INC.

     The Articles of Incorporation of Mergers R Us, Inc. ( the " Corporation" ), are hereby amended as follows:

     Article Third of the Corporation's Articles of Incorporation shall be deleted in its entirety and the Following Article Third shall be substituted in its place and stead:

          The Corporation is authorized to issue 750,000,000 shares of common stock, par value $.0001 per share, and 5,000,000 shares of preferred stock, par value $.01 per share.

          The preferred stock may be issued from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the issuance of such preferred stock, adopted by the Board of Directors pursuant to the authority in this paragraph given.

     The foregoing was adopted by the written consent of the shareholders owning a majority of the issued and outstanding shares of common stock on June 21, 1988, pursuant to FLA. STAT. ss.607.394.

Date:    As of June 21, 1988


                                           /s/ Bradley W. Cassel
                                           Bradley W. Cassel, President

                                           /s/ Ernest A. Higgins
                                           Ernest A. Higgins, Secretary

State of Florida           )
                           )    SS:
County of Dade             )

     BEFORE ME, a notary public authorized to take acknowledgments in the State and County set above, personally appeared Bradley W. Cassel known to me and known by me to be the person who executed the foregoing Articles of Amendment to Articles of Incorporation, and he acknowledged before me that he executed those Articles of Amendment to the Articles of Incorporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, in the State and County aforesaid, this 22nd day of June, 1988.


                                              /s/ name unreadable
                                                    Notary Public
                                               State of Florida at Large
                                                My Commission Expires:
                                             Notary Public State of Florida
                                            My Commission Expires OCT. 15, 1990

State of Florida       )
                       )    SS:
County of Palm Beach   )

     BEFORE ME, a notary public authorized to take acknowledgments in the State and County set above, personally appeared Ernest A. Higgins, known to me and known by me to be the person who executed the foregoing Articles of Amendment to Articles of Incorporation, and he acknowledged before me that he executed those Articles of Amendment to the Articles of Incorporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, in the State and County aforesaid, this 23rd day of June, 1988.


                                              /s/ Name unreadable
                                              Notary Public
                                              State of Florida at Large
                                              My Commission Expires:
                                              Notary Public State of Florida
                                              My Commission EXP. Mar. 24, 1991
                                              Bonded Thru General INS. UND.



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